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                                                                     EXHIBIT 5.1

                                 July 24, 1998


General Binding Corporation
One GBC Plaza
Northbrook, Illinois 60062

                 Re:      9 3/8% Senior Subordinated Notes Due 2008

Ladies and Gentlemen:

                 I am the Vice President, Secretary and General Counsel of General Binding Corporation, a Delaware corporation (the "Company"), and General Counsel of Baker School Specialty Co., Inc., a Massachusetts corporation, GBC Business Equipment, Inc., a Florida corporation, GBC India Holdings Inc., a Nevada corporation, GBC International, Inc., a Nevada corporation, GBC Metals Corp., a Nevada corporation, Ibico Inc., an Illinois corporation, Pro-Tech Engineering Co., Inc., a Wisconsin corporation, Sickinger Company, a Michigan corporation, U.S. Ring Binder Corp., a Massachusetts corporation, and VeloBind, Incorporated, a Delaware corporation (collectively, the "Subsidiary Guarantors"). Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $150,000,000 aggregate principal amount of the Company's 9 3/8% Senior Subordinated Notes due 2008 (the "Exchange Notes") for the purpose of effecting an exchange offer (the "Exchange Offer") of the Exchange Notes for the Company's outstanding 9 3/8% Senior Subordinated Notes due 2008 (the "Old Notes"). The Subsidiary Guarantors will issue guarantees (collectively, the "Guarantees") of the obligations of the Company under the Exchange Notes. The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture dated as of May 27, 1998 (the "Indenture") among the Company, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee").

                 I am familiar with the proceedings to date with respect to the Exchange Offer and the proposed issuance of the Exchange Notes and the Guarantees and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion.

                 Based on the foregoing, I am of the opinion that:

                 1. The Company and each of the Subsidiary Guarantors is a corporation existing and in good standing under the laws of its jurisdiction of incorporation.

                 2. The Company had corporate power and authority to execute and deliver the Indenture at the time of its execution and delivery and has corporate power and authority to authorize and issue the Exchange Notes.
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                 3.       Each of the Subsidiary Guarantors had corporate power
and authority to execute and deliver the Indenture at the time of its execution and delivery and has corporate power and authority to authorize and issue the Guarantee to be issued by such Subsidiary Guarantor.

                 4. The Exchange Notes will be legally issued and binding obligations of the Company and each Guarantee will be the legally issued and binding obligation of the Subsidiary Guarantor issuing such Guarantee (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of the general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (ii) the Old Notes shall have been tendered to and accepted by the Company and (iii) the Exchange Notes shall have been duly executed and authenticated, and the Guarantees shall have been duly executed, as provided in the Indenture and the resolutions of the Board of Directors (or authorized committee thereof) of the Company and each of the Subsidiary Guarantors authorizing the foregoing.

                 I do not find it necessary for purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the issuance of the Exchange Notes and the Guarantees. For purposes of the opinions in paragraph 1, I have relied exclusively upon recent certificates issued by the appropriate government official of the jurisdiction of incorporation of the Company and each Subsidiary Guarantor.

                 I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                        Very truly yours,

                                        /s/ STEVE RUBIN